Exhibit 10.2
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
FIRST AMENDMENT TO DISTRIBUTION AND LICENSE AGREEMENT
          This FIRST AMENDMENT TO DISTRIBUTION AND LICENSE AGREEMENT (this “Amendment”) is made as of March 10, 2011 (the “Effective Date”), by and among VeroScience, LLC, a Delaware limited liability company (“VeroScience”), S2 Therapeutics, Inc. f/k/a Wythe Therapeutics, Inc., a Tennessee corporation (“S2”), and Santarus, Inc., a Delaware corporation (“Santarus”). Each of VeroScience, S2 and Santarus is referred to herein individually as a “party” and collectively as the “parties.”
          WHEREAS, the parties entered into a certain Distribution and License Agreement, dated as of September 3, 2010 (the “2010 Agreement”); and
          WHEREAS, the parties desire to amend the 2010 Agreement to eliminate certain conditions precedent to the parties discussion of information relating to and the negotiation of agreements regarding Additional Products.
          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto intending to be legally bound hereby agree as follows:
     1. The capitalized terms used but not defined in this Amendment have the meanings ascribed to such terms in the 2010 Agreement.
     2. The words “after the [***] anniversary of the Effective Date” in the first sentence of Section 2.5(b) of the 2010 Amendment are hereby replaced with “after [***]”.
     3. With respect to the first Additional Product, [***].
     4. The parties acknowledge and agree that VeroScience’s delivery to Santarus of information relating to potential reformulation(s) of the Product shall be deemed initiation of discussions relating to such potential reformulation(s) for the purpose of Section 2.5(b) of the 2010 Agreement. In accordance with Section 2.5(b), subject to the confidentiality provisions of the 2010 Agreement, during the [***] period following the initiation of such discussions pursuant to Section 2.5(b), VeroScience shall provide to Santarus and S2 such information regarding any such Development activities or Additional Product(s) as is reasonably requested by Santarus or S2 or as would reasonably be expected to be material to Santarus’s decision regarding participation in and/or the provision of financial support for Development associated with such Additional Product(s), in each case, to the extent VeroScience possesses such information and is not prohibited from disclosing such information under the terms of an applicable Third Party agreement.
     5. Except as expressly modified in this Amendment, the 2010 Agreement remains in full force and effect.
     6. This Amendment may be executed in any number of counterparts (including by facsimile or electronic signature), each of which will be deemed an original as against the party whose signature appears thereon, but all of which taken together will constitute but one and the same instrument.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     7. This Amendment will be construed under and in accordance with, and governed in all respects by, the laws of the State of New York, without regard to its conflicts of law principles.
[Signature page follows]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in triplicate as of the day and year first above written.

S2 THERAPEUTICS, INC.
/S/ Charles P. Sutphin
By: Charles P. Sutphin
Its: President and Chief Executive Officer

VEROSCIENCE, LLC
/S/ Anthony H. Cincotta, Ph.D.
By: Anthony H. Cincotta, Ph.D.
Its: President and Chief Science Officer

SANTARUS, INC.
/S/ Gerald T. Proehl
By: Gerald T. Proehl
Its: President and Chief Executive Officer